SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):

                                 October 5, 2004


                                  Navidec, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-29098


        Colorado                                                33-0502730
        --------                                                ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)



             Fiddler's Green Center, 6399 S. Fiddler's Green Circle,
                  Suite 300, Greenwood Village, Colorado 80111
                      -------------------------------------
                     (Address of Principal Executive Office)


                                 (303) 222-1000
                          -----------------------------
                         (Registrant's Telephone number)

Item 7.01 Regulation FD Disclosure.

     On October 5, 2004 the Company issued a press release announcing that it has closed its private placement that began on July 27, 2004. The offering raised a total of $6,000,000 through the sale of 3,000,000 common shares. As previously reported on Form 8-K filed by the Company on September 14, 2004, as of that date the Company had closed on the sale of 1,688,500 shares of common stock in satisfaction of the $3,000,000 minimum offering stated in the private placement. The Company intends to use the net proceeds of this offering to develop its existing oil & gas properties, to acquire new properties, and for general working capital purposes, as management deems appropriate

     The net proceeds to the Company from the private placement were as follows:

                                                        Total
                                                        -----

Offering Price ($2.00 per share)                      $6,000,000
Placement Agent Fee                                      359,912
                                                      ----------
Net Proceeds to Company                               $5,640,088

     The shares of common stock sold in the private placement were exempted from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. Shares in the private placement were only offered to select accredited investors (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).


Item 9.01  Financial Statements and Exhibits

    Exhibit No.     Description of Exhibit
    -----------     ----------------------

(c)  99.1           Press Release issued October 5, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: October 11, 2004

                                             Navidec, Inc.


                                             By:  /s/ Thomas Kelly
                                                  ------------------------------
                                                  Thomas Kelly,
                                                  Chief Executive Officer